Exhibit 2.1

Delaware The First State Page 1 I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SOLUTIONS VENDING INTERNATIONAL, INC.” AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: CERTIFICATE OF CONVERSION, FILED THE SEVENTH DAY OF APRIL, A.D. 2017, AT 11:30 O`CLOCK A.M. CERTIFICATE OF INCORPORATION, FILED THE SEVENTH DAY OF APRIL, A.D. 2017, AT 11:30 O`CLOCK A.M. AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “SOLUTIONS VENDING INTERNATIONAL, INC.”. 6382953 8100H SR# 20174505873 You may verify this certificate online at corp.delaware.gov/authver.shtml Authentication: 202635510 Date: 06-01-17

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 04/07/2017
FILED 11:30 AM 04/07/2017
SR 20172357172 - File Number 6382953

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY TO A CORPORATION PURSUANT TO SECTION 265 OF THE DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Limited Liability Company first formed is Ohio.

2.) The jurisdiction immediately prior to filing this Certificate is Ohio.

3.) The date the Limited Liability Company first formed is 10/01/2012.

4.) The name of the Limited Liability Company immediately prior to filing this Certificate is Shoe Vending International LLC.

5.) The name of the Corporation as set forth in the Certificate of Incorporation is Solutions Vending International, Inc..

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company have executed this Certificate on the 7 day of March, A.D. 2017.

By: [signature]

Name: Dawn Dickson
Print or Type

Title: Founder
Print or Type

State of Delaware Secretary of State Division of Corporations Delinred 11:30 AM 04/0712017 FILED 11:30 AM 04/0712017 SR 20172357172 - File Number 6382953 STATEo/DELAWARE CERTIFICATE ofiNCORPORATION A STOCK CORPORATION • First: The name of this Corporation is Solutions Vending International, Inc. • Second: Its registered.office in the State ofDelaware is to be located at 16192 Coastal H ghway County of Sussex Street in the City of Lewes Zip Code 199S8 -------- - The registered agent in charge thereof is Harvard Business Services, Inc . Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. • Fourth: The amount of the total stock of this corporation is authorized to issue is 10' 000 shares (number of authorized shares) with a par value of per share. ;;g;r · oo • Fifth: The name and mailing address of the incorporator are as follows: Name Dawn Dickson . Mailing Address I 2 I 5 K nnear Road Columbus, OH Zip Code_4_3_2_1_2 • I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do tnake; file and record t!lis Certific&te, and do certif;that the facts herein stated are trueandI have accordingly hereunto set my hand this 7 day of Marcn 'A.D. 20 7 . B_(Y(j !Vl NAME:Dawn Dickson (type or print) - or)